Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

InfraREIT, Inc.:

We consent to the use of our report dated December 5, 2014 with respect to the balance sheets of InfraREIT, Inc. as of December 31, 2013 and 2012 and the related statements of operations, stockholder’s equity, and cash flows for each of the years then ended, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

January 19, 2015